UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 19, 2007

Commission File Number 000-28638

THE FLOORING ZONE, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	20-0019425
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number.)

3219 Glynn Avenue, Brunswick, Georgia
(Address of principal executive offices)

31520
(Zip code)

(912) 264-0505
(Registrant’s Executive Office Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 19, 2007, The Flooring Zone, Inc. (the “Company”) entered into a non-binding letter of intent with Brilliant Technologies, Corp., a Delaware corporation (“Brilliant”). Consummation of the transaction contemplated by the letter of intent is subject to a satisfactory due diligence review by the Company and Brilliant, the negotiation and execution of a definitive agreement and all required approvals. No assurance can be given that a definitive agreement will be concluded or that the transaction contemplated will close. Under the terms of the letter of intent either party may terminate negotiations and the letter of intent at any time for any reason or for no reason.

The non-binding letter of intent contemplates the acquisition of LTDnetworks, Inc., a Brilliant subsidiary, by the Company. LTDnetworks, which owns and operates the QTrax technology and business, is a development stage company that specializes in the development of innovative technologies, software and services for online e-tailers, advertising, media and marketing companies. The letter of intent proposes the Company will acquire all of the issued and outstanding stock of LTDnetworks in exchange for newly issued Company common stock representing 80% of the then outstanding common stock of the Company. In connection with this transaction, certain financing parties associated with the transaction expect to arrange financing including a $1.5 million bridge convertible debt financing and an equity financing of $3 million to $4 million prior to the execution of the definitive agreement and consummation of any transaction. These financings will entitle the parties to acquire a portion of the remaining 20% of the then outstanding common stock of the Company. The parties have agreed to use their reasonable best efforts to execute a definitive agreement within 45 days of the letter of intent. No assurance can be given that the parties will be able to negotiate and execute a definitive agreement or that the transactions herein contemplated will close.

Statements contained in this Current Report on Form 8-K include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the actual results expressed or implied by such forward-looking statements not to occur or be realized. Forward-looking statements may be identified by the use of forward-looking terminology such as “may”, “will”, “project”, “expect”, “believe”, “estimate”, “anticipate”, “contemplate”, “propose”, “intend”, “continue” or similar terms, variations of those terms or the negatives of those terms or other variations of those terms or comparable words or expressions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THE FLOORING ZONE, INC.

Dated: June 25, 2007	By:	/s/ Michael Carroll
Michael Carroll, Chief Executive Officer

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